UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

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☐     Soliciting Material Pursuant to § 240.14a-12

AKAMAI TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AKAMAI TECHNOLOGIES, INC.
150 Broadway
Cambridge, Massachusetts 02142

Supplement
to the
Proxy Statement
first distributed on April 2, 2019

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
May 15, 2019

April 16, 2019

We are furnishing this additional information to supplement the information included in the Proxy Statement distributed in connection with the solicitation of proxies on behalf of the Board of Akamai Technologies, Inc. (the “Company” “we,” “us,” or “our”) to be voted at our annual meeting of stockholders to be held on May 15, 2019, or any adjournment or postponements thereof (the “Annual Meeting”).
Outstanding Awards and Shares Available for Issuance
As of March 20, 2019:
There were options covering 92,000 shares of our common stock with a weighted average exercise price of $35.62 and a weighted average remaining term of 1.4 years outstanding under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended, which we refer to as the 2013 Stock Incentive Plan, and our other equity compensation plans;
There were unvested restricted stock units, or RSUs, and deferred stock units, or DSUs, issued under our 2013 Stock Incentive Plan and our other equity compensation plans covering 6,615,000 shares of our common stock outstanding;
There were 5,725,000 shares available for issuance under the 2013 Stock Incentive Plan; and
We had 163,862,424 shares of common stock outstanding.
The following table reflects the number of shares of our common stock that, as of March 20, 2019, were outstanding and available for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(2)) (c)
Equity Compensation Plans Approved by Security Holders (2)(3)(4)	6,545,212	$42.64	8,350,063
Equity Compensation Plans not Approved by Security Holders (5)	72,015	$8.92	0
Total	6,617,227	$36.48	8,350,063
(1)    RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account.
(2)    Excludes shares available for future issuance under the Akamai Technologies, Inc. Amended and Restated 1999 Employee Stock Purchase Plan, as amended.
(3)    Consists of stock options and other equity rights, such as DSUs and RSUs, issuable under the Akamai Technologies, Inc. Second Amended and Restated 1998 Stock Incentive Plan, the Akamai Technologies, Inc. 2006 Stock Incentive Plan, the Akamai Technologies, Inc. 2009 Stock Incentive Plan, and the 2013 Stock Incentive Plan. With the exception of the 2013 Stock Incentive Plan, the foregoing plans are expired or the Board of Directors has determined that no additional shares may be issued thereunder.
(4)    Excludes stock options to purchase up to 9,748 shares of our common stock. Such stock options, having a weighted average exercise price of $29.16 per share, were issued pursuant to stock plans assumed in connection with our acquisitions of the parent company of aCerno, Inc., Blaze Software, Inc. and Prolexic Technologies, Inc. No future equity awards may be issued under these plans.
(5)    Consists of 58,860 shares of common stock issuable upon exercise of stock options issued under the Akamai Technologies, Inc. 2001 Stock Incentive Plan and 13,155 shares of common stock issuable upon exercise of stock options issued under the Cotendo Inc. Amended and Restated 2008 Stock Plan, or the Cotendo Plan.
No additional awards may be issued under the Akamai Technologies, Inc. 2001 Stock Incentive Plan or the Cotendo Plan.
Eligibility to Receive Awards
Employees, officers, directors, consultants and advisors of Akamai and our present or future parent or subsidiary corporations and any other business venture in which Akamai has a controlling interest (as determined by our Board of Directors) are eligible to be granted Awards under the 2013 Stock Incentive Plan. Under current law, however, incentive stock options may only be granted to employees of Akamai and its present or future parent or subsidiaries. As of December 31, 2018, we had approximately 7,700 employees, 8 executive officers, 12 directors and 70 consultants and advisors eligible to receive awards. The granting of Awards under the 2013 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that Awards are subject to the limitations described above. On February 28, 2019, the last reported sale price of our common stock on the Nasdaq Global Select Stock Market was $69.66.
Awards Granted Under the 2013 Stock Incentive Plan
Since the initial approval of the 2013 Stock Incentive Plan in 2013 through February 28, 2019, the following number of equity awards have been granted to the individuals and groups described in the table. No other equity awards have been granted to any other individuals or groups under the 2013 Stock Incentive Plan as of such date.

Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options Granted	Number of Shares of Common Stock Underlying RSUs Granted*	Number of Shares of Common Stock Underlying DSUs Granted
Named Executive Officers:
F. Thomson Leighton, Chief Executive Officer	—	704,561	—
James Benson, Chief Financial Officer	—	196,448	—
Robert Blumofe, EVP - Platform and GM Enterprise and Carrier Division	—	178,616	—
Adam Karon, EVP and GM Media and Carrier Division	—	115,914	—
Rick McConnell, President and GM Web Performance Division	—	289,670	—
All current executive officers as a group	—	1,837,174	—
All directors who are not executive officers as a group	49,783	24,385	166,529
All other nominees for election as a director:
Jonathan Miller	—	5,498	12,133
Tom Killalea	—	2,960	5,599
Associates of our executive officers, directors and nominees for director	—	—	—
All other eligible participants, none of whom received more than 5% of such equity awards	84,171	14,528,851	—

*
This table is being updated to correct the previously disclosed number of shares of common stock underlying RSUs granted for all current executive officers as a group and to enumerate equity awards issued to Mr. Killalea. For performance-based RSUs, reflects actual number of shares issuable in respect of vested performance-based RSUs, if determinable; otherwise, reflects target number of shares issuable under the performance-based RSUs.

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